                             AMENDED AND RESTATED

                          SERVICE PLAN AND AGREEMENT

                                     with

                      OppenheimerFunds Distributor, Inc.

                            For Class A Shares of

          Oppenheimer Select Managers - Salomon Brothers All Cap Fund

This Amended and Restated  SERVICE PLAN AND AGREEMENT (the "Plan") is dated as of the 23rd day of April,  2002, by and between  Oppenheimer  Select Managers, on  behalf of its  series  Salomon  Brothers  All Cap Fund  (the  "Fund")  and
OppenheimerFunds Distributor, Inc. (the "Distributor").

1.    The Plan.  This Plan is the Fund's written  service plan for its Class A
Shares  described  in the Fund's  registration  statement  as of the date this
Plan  takes  effect,  contemplated  by and to  comply  with  Rule  2830 of the
Conduct  Rules  of the  National  Association  of  Securities  Dealers,  Inc.,
pursuant to which the Fund will  reimburse  the  Distributor  for a portion of its costs incurred in connection with the personal  service and maintenance of shareholder  accounts  ("Accounts") that hold Class A Shares (the "Shares") of the Fund.  The Fund may be deemed to be acting as  distributor  of  securities of which  it is the  issuer,  pursuant  to Rule  12b-1  under  the  Investment
Company  Act of 1940 (the "1940  Act"),  according  to the terms of this Plan.
The  Distributor  is  authorized  under  the  Plan  to  pay  "Recipients,"  as hereinafter  defined,  for  rendering  services  and  for the  maintenance  of
Accounts.  Such  Recipients are intended to have certain rights as third-party beneficiaries under this Plan.

2.    Definitions.  As used in this Plan,  the following  terms shall have the following meanings:

      (a)   "Recipient"  shall  mean  any  broker,   dealer,   bank  or  other
      institution  which:  (i) has rendered  services in  connection  with the personal  service and  maintenance  of Accounts;  (ii) shall furnish the
      Distributor  (on  behalf  of the  Fund)  with  such  information  as the
      Distributor  shall  reasonably  request to answer such  questions as may arise  concerning  such  service;  and  (iii) has been  selected  by the
      Distributor  to receive  payments  under the Plan.  Notwithstanding  the foregoing,  a majority of the Trust's  Board of Trustees  (the  "Board")
      who are not  "interested  persons"  (as defined in the 1940 Act) and who have no direct or indirect  financial  interest in the operation of this
      Plan or in any  agreements  relating  to  this  Plan  (the  "Independent
      Trustees") may remove any broker,  dealer,  bank or other institution as
      a  Recipient,   whereupon   such   entity's   rights  as  a  third-party
      beneficiary hereof shall terminate.

      (b)   "Qualified  Holdings" shall mean, as to any Recipient,  all Shares owned  beneficially  or of record by: (i) such  Recipient,  or (ii) such brokerage or other  customers,  or investment  advisory or other clients of such  Recipient  and/or  accounts  as to which  such  Recipient  is a fiduciary or custodian or co-fiduciary  or  co-custodian  (collectively, the "Customers"),  but in no event shall any such Shares be deemed owned by more than one  Recipient  for  purposes  of this  Plan.  In the event that two entities would  otherwise  qualify as Recipients as to the same
      Shares,  the Recipient which is the dealer of record on the Fund's books shall be deemed the  Recipient  as to such  Shares for  purposes of this
      Plan.

3.    Payments.
      ---------

      (a) Under the Plan,  the Fund  will make  payments  to the  Distributor, within forty-five (45) days of the end of each calendar quarter,  in the amount of the  lesser of:  (i) 0.25% on an annual  basis of the  average during the  calendar  quarter of the  aggregate  net asset  value of the
      Shares,  computed  as of the  close of each  business  day,  or (ii) the
      Distributor's  actual  expenses  under the Plan for that  quarter of the type  approved by the Board.  Notwithstanding  the  foregoing,  the Fund will not make  payments to the  Distributor  in excess of the amount the
      Distributor  pays to  Recipients.  The  Distributor  will  use  such fee received from the Fund in its entirety to reimburse  itself for payments to  Recipients  and for its  other  expenditures  and  costs of the type approved by the Board incurred in connection  with the personal  service and maintenance of Accounts including,  but not limited to, the services described in the  following  paragraph.  The  Distributor  may make Plan payments to any "affiliated  person" (as defined in the 1940 Act) of the
      Distributor if such affiliated person qualifies as a Recipient.

            The services to be rendered by the  Distributor  and Recipients in connection  with the personal  service and the  maintenance  of Accounts may  include,  but shall not be  limited  to, the  following:  answering routine  inquiries from the Recipient's  customers  concerning the Fund, providing  such  customers  with  information  on  their  investment  in
      Shares,  assisting in the  establishment  and maintenance of accounts or sub-accounts  in the  Fund,  making  the  Fund's  investment  plans  and
      dividend   payment   options   available,   and  providing   such  other
      information  and  customer  liaison  services  and  the  maintenance  of
      Accounts as the Distributor or the Fund may reasonably  request.  It may be presumed  that a  Recipient  has  provided  services  qualifying  for compensation  under the Plan if it has  Qualified  Holdings of Shares to entitle it to  payments  under the Plan.  In the event  that  either the
      Distributor   or  the  Board   should  have  reason  to  believe   that,
      notwithstanding the level of Qualified Holdings,  a Recipient may not be rendering appropriate services, then the Distributor,  at the request of the Board,  shall require the  Recipient to provide a written  report or
      other   information   to  verify  that  said   Recipient   is  providing
      appropriate  services in this regard.  If the  Distributor  still is not satisfied,  it may take  appropriate  steps to terminate the Recipient's status as such  under  the Plan,  whereupon  such  entity's  rights as a third-party beneficiary hereunder shall terminate.

            Payments  received by the Distributor from the Fund under the Plan will not be used to pay any interest expense,  carrying charges or other financial  costs, or allocation of overhead by the  Distributor,  or for any other purpose other than for the payments  described in this Section
      3. The amount  payable to the  Distributor  each quarter will be reduced to the extent that reimbursement  payments  otherwise  permissible under the Plan have not been  authorized  by the Board for that  quarter.  Any unreimbursed  expenses  incurred for any quarter by the  Distributor may not be recovered in later periods.

(b)   The Distributor shall make payments to any Recipient  quarterly,  within forty-five (45) days of the end of each calendar quarter, at a rate not to exceed 0.25% on an annual  basis of the average  during the  calendar quarter of the aggregate  net asset  value of the  Shares  computed  as of the close of each  business  day, of  Qualified  Holdings  owned beneficially  or of record by the Recipient or by its Customers.  However, no such payments shall  be made to any  Recipient  for any  such  quarter in  which  its Qualified  Holdings do not equal or exceed,  at the end of such quarter, the minimum amount  ("Minimum  Qualified  Holdings"), if any, to be set from time to time by a majority of the Independent Trustees.

      Alternatively,  the  Distributor  may,  at its  sole  option,  make  the following  service  fee  payments  to any  Recipient  quarterly,  within forty-five (45) days of the end of each calendar  quarter:  (A) "Advance
      Service  Fee  Payments"  at a rate not to  exceed  0.25% of the  average during the calendar  quarter of the aggregate net asset value of Shares, computed  as of the close of  business  on the day such Shares are sold, constituting  Qualified  Holdings,  sold by the  Recipient  during  that quarter and owned  beneficially  or of record by the Recipient or by its
      Customers,  plus (B) service fee  payments at a rate not to exceed 0.25%
      on an annual  basis of the average  during the  calendar  quarter of the aggregate  net asset  value of Shares,  computed as of the close of each business day,  constituting  Qualified Holdings owned beneficially or of record by the  Recipient or by its  Customers  for a period of more than one (1) year.  At the  Distributor's  sole option,  Advance  Service Fee
      Payments may be made more often than quarterly,  and sooner than the end of the calendar quarter.  In the event Shares are redeemed less than one year after the date such Shares were sold,  the  Recipient  is obligated to and will repay the  Distributor  on demand a pro rata portion of such
      Advance  Service  Fee  Payments,  based on the  ratio  of the time  such
      Shares were held to one (1) year.

      A majority of the  Independent  Trustees may at any time or from time to time increase or decrease and  thereafter  adjust the rate of fees to be paid to the Distributor or to any Recipient,  but not to exceed the rate set forth  above,  and/or  increase  or  decrease  the  number of shares constituting  Minimum Qualified  Holdings.  The Distributor shall notify all  Recipients  of the  Minimum  Qualified  Holdings  and  the  rate of payments  hereunder  applicable  to  Recipients,  and shall provide each
      Recipient  with written  notice within thirty (30) days after any change in these  provisions.  Inclusion of such  provisions or a change in such provisions in a revised current  prospectus shall constitute  sufficient notice.

      (c)   Under  the  Plan,  payments  may be  made  to  Recipients:  (i) by
      OppenheimerFunds,  Inc.  ("OFI")  from  its  own  resources  (which  may include  profits  derived  from the  advisory  fee it receives  from the
      Fund),  or (ii) by the  Distributor (a subsidiary of OFI),  from its own resources.

4.    Selection  and  Nomination  of  Trustees.  While this Plan is in effect, the selection or  replacement  of  Independent  Trustees and the nomination of those persons to be Trustees of the Trust who are not "interested  persons" of the Trust or the Fund shall be committed to the discretion of the  Independent
Trustees.   Nothing  herein  shall  prevent  the  Independent   Trustees  from
soliciting  the  views or the  involvement  of  others  in such  selection  or nomination  if the final  decision on any such  selection  and  nomination  is approved by a majority of the incumbent Independent Trustees.

5.    Reports.  While  this  Plan is in  effect,  the  Treasurer  of the Trust shall  provide at least  quarterly a written  report to the Trust's  Board for its review,  detailing  the amount of all payments made pursuant to this Plan, the  identity of the  Recipient  of each such  payment,  and the  purposes for which the payments were made.  The report shall state  whether all  provisions of  Section 3 of this Plan have been  complied  with.  The  Distributor  shall annually  certify to the Board the amount of its total expenses  incurred that year with  respect to the  personal  service  and  maintenance  of Accounts in conjunction with the Board's annual review of the continuation of the Plan.

6.    Related  Agreements.  Any  agreement  related  to this Plan  shall be in writing and shall  provide that:  (i) such  agreement may be terminated at any time,  without  payment  of  any  penalty,  by  vote  of  a  majority  of  the
Independent  Trustees or by a vote of the holders of a "majority"  (as defined in the 1940 Act) of the Fund's  outstanding voting securities of the Class, on not more than sixty days written  notice to any other party to the  agreement;
(ii)  such  agreement  shall  automatically  terminate  in  the  event  of its
"assignment"  (as  defined  in the 1940  Act);  (iii) it shall go into  effect when  approved  by a vote of the Board and its  Independent  Trustees  cast in person at a meeting  called for the purpose of voting on such  agreement;  and
(iv) it shall,  unless terminated as herein provided,  continue in effect from year to year only so long as such  continuance  is  specifically  approved  at least annually by the Board and its  Independent  Trustees cast in person at a meeting called for the purpose of voting on such continuance.

7.    Effectiveness,  Continuation,  Termination and Amendment.  This Plan has
been  approved  by a vote of the  Independent  Trustees  cast in  person  at a meeting  called  on April 23,  2002 for the  purpose  of voting on this  Plan.
Unless terminated as hereinafter  provided,  it shall continue in effect until renewed by the Board in accordance  with the Rule and thereafter  from year to year  thereafter or as the Board may otherwise  determine only so long as such continuance  is  specifically  approved at least annually by the Board and its
Independent  Trustees  by a vote cast in person  at a meeting  called  for the purpose  of voting on such  continuance.  This Plan may be  terminated  at any time by vote of a majority of the  Independent  Trustees or by the vote of the holders  of  a  "majority"  (as  defined  in  the  1940  Act)  of  the  Fund's outstanding  voting  securities  of Class A. This Plan may not be  amended  to increase  materially the amount of payments to be made without approval of the
Class  A  Shareholders,  in the  manner  described  above,  and  all  material amendments  must be  approved  by a vote of the Board  and of the  Independent
Trustees.

8.    Disclaimer  of  Shareholder  and  Trustee  Liability.   The  Distributor
understands  that the  obligations  of the Trust and the Fund  under this Plan are not  binding  upon any  Trustee  or  shareholder  of the Trust or the Fund personally,  but bind only the Fund and the Fund's  property.  The Distributor represents  that it has notice of the  provisions of the  Declaration of Trust of the  Trust  disclaiming  shareholder  and  Trustee  liability  for  acts or obligations of the Fund and the Trust.

                              Salomon Brothers All Cap Fund,
                              on behalf of Oppenheimer Select Managers

                              By: /s/ Robert G. Zack
                                  _____________________________
                                   Robert G. Zack,
                                   Vice President and Secretary

                              OppenheimerFunds Distributor, Inc.

                              By: /s/ Katherine P. Feld
                                  _____________________________
                                   Katherine P. Feld
                                   Vice President & Secretary

Legal/N1a/SelectManagers/org/OSMSalomon12b-1A(042302).doc